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                                                                   EXHIBIT 10.37
                                                                   -------------

                             FIRST AMENDMENT TO THE
                             TRACTOR SUPPLY COMPANY
                            2000 STOCK INCENTIVE PLAN


WHEREAS, Tractor Supply Company (the "Company") maintains the Tractor Supply Company 2000 Stock Incentive Plan (the "Plan"); and

WHEREAS, pursuant to Section 3.1 of the Plan, the Board of Directors of the Company (the "Board") may amend the Plan; and

WHEREAS, the Board desires to amend the Plan to revise the provisions in Section
3.5 of the Plan regarding adjustments in connection with a recapitalization (or other similar event) to the shares granted thereunder.

NOW, THEREFORE, effective as of the date hereof, the Board hereby amends the Plan as follows:

        1.      Section 3.5 of the Plan is amended to read as follows:

        SECTION 3.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock which may be issued pursuant to options under the Plan, the number of shares of Common Stock subject to options, unrelated stock appreciation rights and restricted stock awards theretofore granted under the Plan, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and all numerical limitations and specifications set forth in the Plan with respect to the award of options, unrelated stock appreciation rights and restricted stock awards, shall be equitably and proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any options to purchase Common Stock, unrelated stock appreciation rights or restricted stock awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code Section 422. Adjustments under this Section 3.5 shall be made by the Committee.

IN WITNESS WHEREOF, the Board has caused this Amendment to the Tractor Supply Company 2000 Stock Incentive Plan to be executed by its duly authorized representative on this 8th day of February, 2007.